UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 20, 2025 (February 13, 2025)

LEIDOS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33072	20-3562868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Presidents Street, Reston, Virginia	20190
(Address of principal executive office)	(Zip Code)

(571) 526-6000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	LDOS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 20, 2025, Leidos, Inc. (the “Issuer”), a direct wholly-owned subsidiary of Leidos Holdings, Inc. (“Leidos”), issued and sold $500 million aggregate principal amount of 5.400% senior notes due 2032 (the “2032 Notes”) and $500 million aggregate principal amount of 5.500% senior notes due 2035 (the “2035 Notes” and, collectively with the 2032 Notes, the “Notes” and, such offering, the “Notes Offering”). The Notes Offering was made pursuant to the Issuer’s automatic shelf registration statement on Form S-3 (File No. 333-269820). The Notes were issued pursuant to an indenture, dated as of October 8, 2020 (the “October 2020 Indenture”), among the Issuer, Leidos, as a guarantor, and Citibank, N.A., as trustee (the “Trustee”), as supplemented by an officers’ certificate dated February 20, 2025.

The Issuer intends to use the net proceeds from the Notes Offering for general corporate purposes, including to: (i) repurchase for cash (the “Tender Offer”) any and all of its outstanding 3.625% notes due 2025 (the “2025 Notes”) tendered in the Tender Offer; (ii) repay any 2025 Notes, in accordance with the satisfaction and discharge terms of an indenture, dated as of May 12, 2020, among the Issuer, Leidos, as guarantor, and the Trustee (the “May 2020 Indenture”), that remain outstanding following the Tender Offer; (iii) repay a portion of the outstanding balance on its senior unsecured term loan facility; (iv) repurchase outstanding shares of its common stock; (v) fund potential acquisitions; and (vi) pay related fees and expenses. Until the Issuer applies the net proceeds from this offering for the foregoing purposes, the Issuer may invest the remaining proceeds in short-term, liquid investments.

The Notes will be senior unsecured obligations of the Issuer and will be guaranteed by Leidos.

Interest is payable on the 2032 Notes semi-annually in arrears at an annual rate of 5.400% on March 15 and September 15 of each year, beginning on September 15, 2025. The 2032 Notes will mature on March 15, 2032. Interest is payable on the 2035 Notes semi-annually in arrears at an annual rate of 5.500% on March 15 and September 15 of each year, beginning on September 15, 2025. The 2035 Notes will mature on March 15, 2035.

At any time prior to January 15, 2032 in the case of the 2032 Notes and December 15, 2034 in the case of the 2035 Notes, the Issuer may redeem some or all of the 2032 Notes or 2035 Notes, respectively, by paying a “make-whole premium” plus accrued and unpaid interest, if any, to the redemption date. At any time on or after January 15, 2032 in the case of the 2032 Notes and December 15, 2034 in the case of the 2035 Notes, the Issuer may redeem some or all of the 2032 Notes or 2035 Notes, respectively, by paying a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, to the redemption date.

Upon a change of control triggering event, as defined in the October 2020 Indenture, the Issuer is required to offer to repurchase the applicable series of Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The October 2020 Indenture provides for customary events of default, including failure to make required payments; failure to comply with certain agreements or covenants; and certain events of bankruptcy and insolvency. An event of default under the October 2020 Indenture with respect to any series of the Notes will allow either the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes of such series to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes of such series.

The foregoing description of the October 2020 Indenture does not purport to be a complete statement of the parties’ rights and obligations under the October 2020 Indenture and is qualified in its entirety by reference to the October 2020 Indenture, which was filed as Exhibit 4.3 to the Issuer’s automatic shelf registration statement on Form S-3 (File No. 333-269820).

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits: The following exhibits are attached with this report:

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of February 13, 2025, between Leidos, Inc., Leidos Holdings, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and U.S. Bancorp Investments, Inc.

4.1	Officers’ Certificate of Leidos, Inc., dated as of February 20, 2025

4.2	Form of Global Note representing Leidos, Inc.’s 5.400% Notes due 2032 (included in Exhibit 4.1)

4.3	Form of Global Note representing Leidos, Inc.’s 5.500% Notes due 2035 (included in Exhibit 4.1)

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEIDOS HOLDINGS, INC.

Date: February 20, 2025	By:	/s/ Brian Z. Liss
Brian Z. Liss
	Its:	SVP, Deputy General Counsel and Corporate Secretary